UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported): March 20, 2023

FONAR CORPORATION

______________________________________________________

(Exact name of registrant as specified in its charter)

Delaware	0-10248	11-2464137
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 Marcus Drive, Melville, New York 11747 (631) 694-2929
(Address, including zip code, and telephone number of registrant's principal executive office)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act 17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $.0001 par value	FONR	Nasdaq Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). [ ]

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [ ]

Item 5.02(d). Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The board of directors reported the appointment of Jessica Maher as a replacement independent director to a vacancy on the Company´s board of directors and audit committee in a press release dated March 20, 2023. Mrs. Maher fills the vacancy on the board of directors left by John Collins who has accepted a full-time position with FONAR.

Mrs. Maher is an independent director as defined under the NASDAQ Rules, thereby assuring that a majority of Fonar Corporation’s directors and all the members of the Audit Committee will be independent.

Mrs. Maher is an accountant at Ives & Sultan, LLP in Woodbury, New York, where she is responsible for auditing financial statements for various clients, overseeing audit testing areas, audits of 401(k) plans, and personal and company tax returns.

Mrs. Maher’s auditing experience and expertise and her prior experience with reporting software, auditing, medical insurance and patient records will make her a valuable member of FONAR’s audit committee.

Exhibits:

  99.1 Press Release dated March 20, 2023.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FONAR CORPORATION

(Registrant)

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By /s/ Timothy R. Damadian

Timothy R. Damadian

President and CEO

Dated: March 21, 2023